Exhibit (6)

                     DAVIS NEW YORK VENTURE FUND, INC.

                         DISTRIBUTING AGREEMENT


     AGREEMENT dated as of December 1, 1996 between Davis New York Venture Fund, Inc., a Maryland corporation, hereinafter called the "Company", and Davis, LLC, a Delaware limited liability company, hereinafter called the "Distributor".

                            W I T N E S S E T H:
                            -------------------
     1. Appointment of Fund Distributor. The Company hereby appoints the
        -------------------------------
Distributor as the exclusive distributor to sell as principal and not as agent shares of capital stock of the Company during the term of this Agreement.

     2. Sales of Capital Stock. The Company agrees to sell and deliver to
        ----------------------
the Distributor, upon the terms set forth herein, such fully-paid and non-assessable shares of capital stock of the Company ("Shares") then effectively registered for continuous offering under the Securities Act of 1933 (the "Act") as Distributor shall order from the Company, but only to the extent that the Distributor shall have received purchase orders therefor. All orders from the Distributor shall be subject to confirmation by the Company, and the Company authorizes the Distributor to reject any purchase order.

     The Distributor as principal may sell and distribute any Shares so purchased, through dealers or otherwise, in such manner not inconsistent with law and all applicable rules and regulations, including those of any applicable self-regulatory organizations, and the provisions of this Agreement, as the Distributor may from time to time determine. The Distributor agrees to use its best efforts to effect sales of Shares, but does not undertake to sell any specific number of Shares thereof.

     The Distributor may in its discretion sell the Shares to such registered and qualified retail dealers as it may select. In making agreements with its dealers or others for sale of the Shares, the Distributor shall act only as principal and in no sense as agent for the Company.

     3. Sales by Distributor - Offering Price. All Shares, whether
        --------------------
purchased from the Company or otherwise, shall be offered for sale and sold by the Distributor at a price per share (hereinafter called the "Offering Price") in accordance with the provisions of the current prospectus applicable to such offer and sale. Any sales charge and any reduction or elimination thereof shall be determined by the Distributor in a manner not inconsistent with law and all applicable rules and regulations and the provisions of this Agreement, and the Company agrees to amend its current prospectus to the extent necessary from time to time to reflect any such determination. The Company will cause such net asset value to be determined with such frequency and as of such times and will cause the Offering Price to be effective for such periods as are set forth in the current prospectus of the Company. The Company will cause such determinations to be furnished to the Distributor as often as they are made and shall make available to the Distributor upon request the computations underlying any such determination.

     Anything to the contrary herein notwithstanding, the Company may suspend the Offering Price currently in effect and may decline to accept or confirm any orders for, or to make any sales of, any Shares to the Distributor under this Agreement until such time as it shall deem it advisable to accept and confirm such orders and to make such sales.
During any period during which the Offering Price currently in effect shall be suspended or during which the Company shall decline to accept or confirm any such orders or make any such sales, the Company shall be under no obligation to confirm or accept any such orders or make any such sales at any price.

     4. Payment. At or prior to the time of delivery by the Company to, or
        -------
on the order of the Distributor of any Shares, the Distributor will pay or cause to be paid to the Company or to its order an amount equal to the Offering Price of such shares at which such order had been confirmed, less the sales charge, if any, included thereon as aforesaid. The Distributor agrees to cause to be remitted to the Company for the benefit of the Company or to its order all such funds promptly after receipt thereof.

     5. Delivery of Share Certificates. Delivery of certificates for Shares
        ------------------------------
shall be made as promptly as practicable after receipt by the Company of the purchase price therefor and written request by the Distributor for such certificates. Such certificates shall be registered in such names and amounts as the Distributor may specify to the Company in writing.

     6. Compensation of Distributor. Any sales charges and any
        --------------------------
compensation to be paid the Distributor out of any Distribution Plan described in 7(e) below shall constitute the entire compensation of the Distributor. Out of such sales charge the Distributor may allow concessions to dealers as the Distributor shall from time to time determine.

     7. Allocation of Expenses. The Company shall pay all expenses
        ----------------------
connected with (i) the organization of the Company or any Fund thereof and
(ii) the offering of Shares, including without limitation all expenses of:

          (a) Registering Shares for offer or sale under the federal securities laws, except for prospectus printing costs as set forth below; and

          (b) Reports required by and under the federal securities laws; and

          (c) Issuance of Shares, including cost of stock certificates, issue taxes (if any) and fees of legal counsel and of the transfer agent; and

          (d) Registering or qualifying Shares for offer or sale under the securities laws of any state or other jurisdiction in which the Distributor may arrange for the sale of the Shares; and

          (e) Any Distribution Plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") providing for any payments by the Company or any Fund thereof.


     The Distributor will pay, or promptly reimburse the Company for, all expenses in connection with:

          (a) Preparing, printing and distributing advertising and sales literature for use in offering the Shares to the public, including the cost of printing copies of the prospectus and the additional cost of printing reports to stockholders other than copies thereof required for distribution to stockholders or for filing with any securities authorities; and

          (b) The registration or qualification of the Distributor as a dealer or broker under state or federal laws.

     Transfer taxes, if any, which may be payable in connection with the issue and delivery of certificates in a name or names other than the name of the Distributor will not be borne by the Company and the Distributor agrees to indemnify and hold the Company harmless against any such transfer taxes. Any other taxes in connection with the sale of Shares pursuant to this Agreement will be borne by the Company.

     8. Company to Furnish Information. The Company shall furnish the
        ------------------------------
Distributor for use in connection with the sale of the Shares such information with respect to the Company and the Shares as the Distributor may reasonably request, including copies of documents filed with or furnished to any federal or state securities authorities or sent to its stockholders.

     9. Representations and Agreements with Respect to Registration
        -----------------------------------------------------------
Statement and Prospectus.
------------------------
     (a) As used in this Agreement, the term "registration statement" shall include any registration statement with respect to the Shares which is effective under the Act including any amendment thereto, and the term "prospectus" shall include any prospectus and statement of additional information filed as part of such registration statement.

     (b) The Company represents that the registration statement and prospectus will conform in all material respects to the Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Distributor expressly for use in the registration statement or prospectus.

     (c) The Company agrees to advise the Distributor promptly:

        (i) of any request of the Securities and Exchange
Commission for amendments to the registration statement or prospectus or for additional information;

       (ii) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus or the initiation of any proceedings for that purpose;

      (iii) of the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or prospectus in order to make the statements therein not misleading; and

       (iv) of all actions of the Securities and Exchange
Commission with respect to any amendments to the registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission under the Act.

     10. Indemnification. The Company agrees to indemnify, defend and
         ---------------
hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the registration statement or prospectus relating to the Company or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Company for use in the registration statement or prospectus relating to the Company; provided, however, that this indemnity agreement, to the extent that it might require indemnity for liability arising under the Act of any person who is also an officer or director of the Company or who controls the Company within the meaning of Section 15 of the Act, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Company or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Company's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Company being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Company at its principal business office. The
Company agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

     The Distributor agrees to indemnify, defend and hold the Company, its officers and directors and any person who controls the Company, if any, within the meaning of Section 15 of the Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its directors or officers or any such controlling person may incur under the Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Company for use in the Company's registration statement or prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information not misleading or shall arise out of or be based on any false or misleading or allegedly false or misleading sales literature relating to the Company and prepared by the Distributor. The Distributor's agreement to indemnify the Company, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor being promptly notified of any action brought against the Company, its officers or directors or any such controlling person, such notification being given to the Distributor at its principal business office.

     11. Compliance with Securities Laws. The Company represents that
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it is registered as an open-end diversified management investment company under the Investment Company Act of 1940, and agrees that it will comply with all of the provisions of such Act and of the rules and regulations thereunder. The Company and the Distributor each agree to comply with all of the applicable terms and provisions of the Investment Company Act of 1940, the Securities Act of 1933 and, subject to the following provisions of this paragraph 11, all applicable state securities ("Blue Sky") laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934. The Company will cooperate with the Distributor (to the extent of supplying all necessary documents, exhibits and information), and will execute and permit to be filed with the proper public bodies, such applications (including amendments and renewals thereof), instruments, papers and exhibits as may be appropriate to enable the Shares to be offered for sale under the laws of such states as the Distributor shall reasonably determine, and will cooperate with the Distributor in the presentation of said applications (including amendments and renewals thereof), to the end that Shares may be qualified in such states under the respective Blue Sky laws thereof; provided that the Company shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of Shares in any state from the terms set forth in its registration statement and prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of Shares. The Distributor will furnish to the Company any information known to the Distributor which is necessary or desirable in the preparation of the Company's registration statement and prospectus and any amendments or supplements thereto.

     12.  Effect on Distribution Plan or Distribution Plan and Agreement.
          --------------------------------------------------------------
Any Distribution Plan or Distribution Plan and Agreement in effect on the effective date of this Agreement which has been adopted in accordance with Rule 12b-1 under the 1940 Act shall remain in effect and any reference therein to a Distributing Agreement or other underwriting agreement between the parties as of any date prior thereto shall be deemed to be a reference to this Agreement.

     13. Effective Period; Termination. This Agreement shall become
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effective for an initial period of not more than two years from the date of its execution, and shall continue in full force and effect continuously thereafter provided that such continuance is approved at least annually as required by the 1940 Act. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated at any time, without penalty, by either party on not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. and Davis, LLC have caused this instrument to be signed in several counterparts, each of which shall be an original and which together shall constitute one and the same Agreement, by an officer or officers thereunto duly authorized, as of the day and year first above written.



                                             DAVIS NEW YORK VENTURE FUND, INC.





                                            By:     /s/ Carl R. Luff
                                                 ____________________________


                                           Its:      Vice President
                                                 ____________________________



                                                DAVIS, LLC



                                            By:  Davis Selected Advisers, L.P.

                                           Its:  Managing Member


                                            By:  Venture Advisers, Inc.

                                           Its:  General Partner


										    By:    /s/ Andrew A. Davis
                                                 ___________________________



                                           Its:  President
                                                 ___________________________